Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors

NetSuite Inc.:

We consent to the use of our report dated October 24, 2007, except as to Note 1-Z, which is as of December 4, 2007, included herein and to the reference to our firm under the heading “Experts” in the prospectus.

Our report refers to the Company’s adoption of Statement of Financial Accounting Standards No. 123(R), Share-Based Payment on January 1, 2006.

/s/    KPMG LLP

Mountain View, California

December 18, 2007